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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030,
33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365, 33-53367,
333-02783, 333-02961, 333-02963, 333-33531, 333-38599, 333-34112, 333-34344,
333-45341 and 333-76653) and the Registration Statement on Form S-4 (No. 333-66175) of Pharmacia Corporation of our report dated February 7, 2000 relating to the financial statements of Pharmacia & Upjohn, Inc., which appears in this Current Report on Form 8-K.




/S/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Florham Park, New Jersey
April 13, 2000